Exhibit No. 5
Form 10-SB
Cluster Technology Corp.

         DISTRIBUTION, MARKETING AND LICENSING AGREEMENT

     THIS AGREEMENT made effective the 11th day of November, 1998, by and between CLUSTER TECHNOLOGY CORP., a Delaware corporation (hereinafter referred to as the "Company", and JOHN FRANKUM (hereinafter referred to as the "Company", and JOHN FRANKUM (hereinafter referred to as "Frankum").

     WITNESSETH:

     WHEREAS, the Company and/or its subsidiaries is the owner and/or has certain proprietary rights, interests, contract rights, and license rights with regard to the Shealy Pain Program, the Shealy DRS System and the Shealy PCU Unit, including, but not limited to, franchise rights, advertising, technology, manufacturing and/or distribution rights of related products (including the DRS machine), licensing rights, working drawings and specifications, research, testing results and materials, design patents, patents, trademarks and service marks, (collectively, the "concepts and/or products"), and

     WHEREAS, the Company has the exclusive right to manufacture, market, distribute, franchise and license the Shealy concepts and/or products described above, worldwide, and

     WHEREAS, the Company may from time to time develop, manufacture and/or distribute concepts and/or products which are related, derived or evolved from the existing above described concepts and/or products, and

     WHEREAS, the Company and/or its subsidiaries may from time to time manufacture and/or distribute other products, and

     WHEREAS, Frankum is knowledgeable and experienced with regard to international licensing, franchising, manufacturing, marketing and distribution, and

     WHEREAS, the Company is desirous of granting to Frankum the right and license Worldwide (excluding the United States of America, Canada and Greece) to market, distribute, franchise and license the above described concepts and/or products, and other products manufactured and/or distributed by the Company and/or its subsidiaries, and

     WHEREAS, Frankum is desirous of accepting said grant, and

     WHEREAS, the parties anticipate a long term relationship due to the nature of the concepts and/or products to be marketed, and due to anticipated continued revenues derived from individual sales, and

     WHEREAS, the parties have reached certain agreements with regard to said sole and exclusive right to market, distribute, franchise and license said concepts and/or products, and

     WHEREAS, the parties are desirous of setting forth said agreements in writing hereinbelow, it is, therefore,

     IN CONSIDERATION of the mutual covenants set forth below, and other valuable consideration acknowledged,

     MUTUALLY AGREED as follows:

     1. Recitals. The recitals set forth above are true and correct as applicable to the respective parties, and are incorporated by reference herein as a material part hereof.

     2. Grant of Rights. The Company hereby grants to Frankum the sole and exclusive right worldwide (excluding the United States of America, Canada and Greece) to market, distribute, franchise and license all of the above described concepts and/or products, and other products, now existing or hereafter developed, improved, substituted, derived or evolved. Frankum may market, distribute, franchise and license said concepts and products, and other products, approved by the Company, which approval shall not be unreasonable withheld, by any method permissible under the laws and customs of any country or territory in which said marketing efforts are made.

     3. Acceptance. Frankum hereby accepts said grant of rights by the Company, and shall perform pursuant to the terms of this Agreement.

     4. Term of Agreement and Termination. Subject to the quotas set forth below, this Agreement shall be for a term of Ten (10) years from the effective date of this Agreement. Either party, at its discretion, may terminate this Agreement if Frankum fails to produce minimum sales, which are defined as delivered and paid for, of the Company's DRS machine as follows:

     a. Fifty (50) DRS machines shall be purchased by Frankum by
the end of the first year from     the effective date of this
Agreement.

     b. One Hundred (100) DRS machines shall be purchased by
Frankum. During the second    full year of this Agreement.

     c. One Hundred and Fifty (150) DRS machines shall be
purchased by Frankum during the    third full year of this
Agreement.

     d. Thereafter, no quotas shall apply, as the parties anticipate continuing usage revenues from each individual DRS machine sold shall be paid to the Company by Frankum.

     At the conclusion of the initial ten (10) year term of this Agreement, either party may renew this Agreement for an additional term of five (5) years.

     5. Supply of Product. During the term of this Agreement, the Company shall supply the DRS machine, and any other product which is the subject of this Agreement, to Frankum as requested by Frankum, and Frankum shall pay to Company the purchase price set forth below, as follows:

     a. The price for the DRS machine shall be Sixty-Thousand
Dollars ($60,000.00) F.O.B for     each complete unit, based on
present design. On each yearly anniversary date of this Agreement, subject to the agreement of the parties, the purchase
price per unit may be    increased by a percentage equal to the
lesser of the then current rate of inflation in the    United
States of America, or five percent (5 %) over the price per unit
for the immediately      preceding year, which said price shall
remain in effect until the next said anniversary date.
Otherwise, the parties may mutually agree upon any adjustments in the purchase price.

     b. Beginning the sixth (6th) month after the installation of
each DRS machine, Frankum     shall pay to the Company the sum of
Two Hundred and Fifty Dollars ($250.00) per month      for each
such machine on a continuing monthly basis.

     c. The price for any other product shall be established by
the parties on a per product basis,     and shall be evidenced by
a written document executed by each party confirming said product price.

     d. Frankum shall insure the products so purchased for their
full insurable value during all    segments of shipment.

     6. Payments for Product. Frankum shall pay in full all balance owing the Company for all products delivered within forty-eight business hours of the arrival of any such product in the Country where the same are to be installed or delivered to a customer.

     7. Responsibilities of Company. The Company shall be responsible under this Agreement as follows:

     a. To perform in accordance with all of the terms and provisions of this Agreement.

     b. To process orders made by Frankum in a timely manner for dispatch from works no later than forty-five (45) days of receipt of an accepted purchase order from Frankum, to be processed within five (5) days, or for such other delivery date as may be set forth in any such purchase, order as agreed by the parties.

     c. To manufacture and produce the DRS machine within the standards of quality and workmanship established as of the effective date of this Agreement, and any future improvements and/or modifications, and to manufacture and produce any other product consistent with high standards of quality and workmanship.

     d. To immediately, as far as reasonable, repair or replace any defective DRS machine or other product at the expense of the Company, including the shipping costs of any such returned product and any such replaced product, providing damage has not been caused by unpacking: erection or misuse.

     e. To warranty the quality, workmanship and operation of each DRS machine and/or other product, and to indemnify and hold Frankum harmless from any claim, damage, liability, suit or other expense resulting from any breach of any such warranty.

     f. To provide to Frankum on a continuing basis an y advertising materials, product videos, brochures, leaflets, etc. for any such product, whether existing or later developed, (which
     Frankum shall reproduce at his own expense), for use by Frankum in marketing any of the said concepts and/or products.

     g. To provide to Frankum, on a continuing basis any product test results, product research, customer testimonials.

     h. To continue with ongoing trials of products, and the development of protocols, and to supply all information with regard to the same to Frankum., as felt appropriate by the Company.

     i. To provide adequate and appropriate training to selected personnel and/or engineers selected by Frankum from time to time. Travel and accommodations shall be paid by Frankum.

     j. To keep all ownership and/or proprietary rights in and to the Shealy concepts set forth above, any later acquired Shealy concept, any and all DRS machines and/or other related products, all related intellectual property, trademarks, service marks, patents, design patents, working drawings and specifications, technology, contracts, licenses and other related items, free and clear from all liens, claims, pledges or encumbrances of any nature, except for any security interest granted to Frankum pursuant to this Agreement or otherwise.

     k. To make its best efforts to make Dr. Shealy available for lectures, presentations, appearances and promotions in connection with Frankum's marketing efforts, with travel and expenses to be paid by Frankum.

     1. To allow Frankum. To utilize signage or other designs of the Company related to said concepts and/or products, and to utilize Dr. Shealy's likeness, in connection with Frankum's marketing efforts.

     8. Responsibilities of Frankum. Frankum shall be responsible under this Agreement as follows:

     a. To perform in accordance with all of the terms and provisions of this Agreement.

     b. To make best efforts to evaluate and give to the Company a continuing forecast of purchase order quantities and schedules of deliveries as distribution is developed.

     c. To register all appropriate trademarks and/or service marks regarding said concepts and/or products in any and all Countries where Frankum is engaged in active marketing efforts, and any other Country in which, in Frankum's sole discretion, such registration prior to marketing efforts being made would be beneficial, all at Frankum's own expense.

     d. To provide to the Company any product test results, product research or customer testimonials on a continuing basis.

     e. To conduct trials of products as deemed appropriate, and to develop protocols as deemed appropriate, and to supply all information with regard to the same to the Company. Any proposed trial or protocol development shall require the Company's prior written approval.

     9. Frankum as Independent Contractor. It is specifically understood and agreed that Frankum is acting as an independent contractor, and that Frankum is not an agent, partner or coventurer of the Company.

     10. Delays. The Company shall not be deemed to be in default under this Agreement where the Company's delays or inability to perform is occasioned by strikes, boycotts, lockouts, shortages, Acts of God, Governmental regulations, or other occurrences beyond the control of the Company with respect to agreed manufacturing and delivery schedules, providing the Company is acting in good faith.

     11. Non-Competition/Non-Interference. During the term of this Agreement, and during any renewal or extension thereof, the Company shall not, directly or indirectly, through any subsidiary, joint venturer, partner, or as a Shareholder, through any agent, nor in any other* manner, or method, engage in the business of the marketing, distribution, franchising or licensing of the above described concepts and/or products, or any other product which Frankum has the sole and exclusive right to so market, nor shall it engage in the sale of evolutions, derivations, or imitations of the same, nor in the sale of like or similar concepts and/or products in any geographical area for* which Frankum has the sole and exclusive rights pursuant to this Agreement. In addition to any other remedies available to Frankum. As a result of a breach or violation of this Paragraph 11, Frankum shall have the right to seek and receive injunctive relief.

     12. All of the Company's obligations under this Agreement shall be secured by an appropriate security interest executed by the Company and each of its subsidiaries, granting to Frankum a security interest in any and all proprietary interest, contracts, licenses and/or rights in and to the Shealy Pain Program, the Shealy DRS System, the Shealy PCU Unit, or and additions, replacements, accessions, improvements, extension, or substitutions thereto, including, without limitation, intellectual property related to the same, copyright, trademarks, patents, design patents, technology, working drawings and specifications, test reports, research, advertising materials, franchise rights, and all related assets, whether now existing, later developed or later acquired. The Company shall execute, and cause all of its subsidiaries to executed, and deliver to

Frankum
any documents or instruments necessary to enable Frankum to perfect and otherwise establish and protect the security interest granted herein, including, but not limited to documents for filing with the United States Trademark and Patent Office, UCC-1 Financing Forms, and the Security Agreement attached to this Agreement as Exhibit "A". Should the Company, or any of its subsidiaries, fail or refuse to execute any such document, the Company hereby irrevocably grants Frankum its power of attorney to execute any such document on behalf of the Company, and to bind the Company, and/or its subsidiaries, as fully thereby as if the Company had so executed any such document.

     13. Default. Upon any default by the Company of the terms and provisions of this Agreement which has not been cured by the Company within one hundred and eighty (180) days of receipt of written notice thereof by Frankum, in additions to any remedy available to Frankum in law or equity, Frankum shall have the right to manufacture the DRS machine and/or other related products, and continue to market the above described concepts and/or products worldwide (exclusive of the United States of America, Canada and Greece), and to continue to utilize all trademarks, service marks and other intellectual property, designs, patents, advertising, and other materials in connection with Frankum's marketing efforts for a period of time equal to the balance of the original term hereof, and any extension. The Company shall continue to receive continuing usage revenues for DRS machines installed prior to the date of 180 days subsequent to written notice of such default, but shall receive no such revenues for DRS machines installed after said date. The Company shall promptly deliver all working drawings and specifications, technology, and all other materials and/or information necessary to enable Frankum to manufacture said products.

     14. Amendments. This Agreement may be amended, altered or modified only by a written instrument executed by the parties hereto.

     15. Sale of Assets, Merger or Reorganization by Company. The Company and Frankum agree that the long term nature of this Agreement is a major consideration received by Frankum for entry by Frankum into this Agreement, consequently, the Company shall not sell, transfer, assign or otherwise dispose of its ownership and proprietary interests in the concepts and/or products, all as described above, including merger and/or reorganization, without disclosing the existence, terms and provisions of this Agreement to any such proposed transferee, and requiring that the continuation of this Agreement, by way of assignment to and acceptance by any such transferee, pursuant to all its terms, be a condition of any such assignment, sale or other transfer, and, further, that this said requirement be binding upon any such transferee and any and all subsequent transferee, surviving corporation or entity, or successor entity, and/or successors in interest.

     16. Assignability.

     a. It is anticipated that John Frankum will assign this Agreement to an entity wholly owned by him, and said assignment is approved, and all references to "Frankum" herein shall apply to John Frankum or his wholly owned successor in interest, as the case may be.

     b. Otherwise, this Agreement is fully assignable by Frankum, with the prior approval of the Company, which shall not be unreasonably withheld.

     c. Except as set forth in Paragraph 15, above, the Company may not assign this Agreement without the prior written consent of Frankum.

     17. Notices. All notices herein provided shall be deemed to be duly given when sent by registered or certified mail, return receipt requested, or by overnight courier, return receipt requested, or by hand delivery, at such address as may be designated by the parties, or at an actual or operative address of any such party.

     18. Interpretation. To the extend possible, this Agreement shall be governed by the Laws of the State of Florida.

     19. Venue. Venue for any litigation, arbitration or other proceeding arising out of this Agreement shall be in the United
States of America, or an international arbitration court as agreed by the parties.

     20. Attorneys Fees and Costs. In the event any action or proceeding is instituted to enforce the terms and provisions of this Agreement, or in the event of breach hereof, the prevailing party shall recover reasonable fees and costs incurred as a result thereof, including all appeals, from the non-prevailing party.

     21. Facsimile and/or Counterpart Execution. The parties agree that this Agreement may be executed in multiple counterparts, and such counterparts when executed by all parties shall be considered to constitute a valid binding agreement. The parties further agree that this Agreement, or any such counterparts, may be executed by an original signature of a party, or by a facsimile
(telefax) signature, which shall be considered to be an original signature, and shall be valid and binding.

     22. Entire Agreement. This Agreement contains the entire agreement between the parties regarding the subject matter herein, and supercedes all previous agreements, whether written, oral or otherwise, with regard to said subject matter.

     IN WITNESS WHEREOF, the parties have executed this Agreement below, effective the date and year first set forth above.

WITNESSES:

/s/                           /s/ John Frankum

                              Cluster Technology Corp. and its
                              subsidiaries, Universal Pain
                              Technology, Inc., Universal Pain
                              Clinics, Inc., and Professional
                              Distribution Systems, Inc.

/s/                           /s/ Carlos Becerra, Director

                              /s/ David Williams, Director

 ADDENDUM TO DISTRIBUTION, MARKETING AND LICENSING AGREEMENT,
                     AND SECURITY AGREEMENT

     THIS ADDENDUM to Agreement made by and between CLUSTER
TECHNOLOGY CORP., a Delaware corporation (hereinafter "Company"), and JOHN FRANKUM (hereinafter "Frankum").

     WITNESSETH:

     WHEREAS, the parties entered into that certain DISTRIBUTION, MARKETING AND LICENSING Agreement dated effective November 11, 1998, which provided, among other things, for the grant to Frankum of the right and license worldwide (excluding the United States of America, Canada and Greece) to market, distribute, franchise and license certain defined concepts and/or products manufactured and/or distributed by Cluster, the grant of a security interest in favor of Frankum in certain defined assets of Cluster, and other matters and obligations of the parties, and

     WHEREAS, said Security Agreement was executed by the parties to be effective November 11, 1998, and

     WHEREAS, certain events have occurred which cause the parties to desire to amend the effective date of said Agreement and said Security Agreement, and

     WHEREAS, the parties have reached certain agreements with regard to the effective date of said Agreement, and with regard to a certain force majeure provision, and are desirous of setting forth the same in writing below, it is, therefore,

     IN CONSIDERATION of the Distribution, Marketing and
Licensing Agreement, the
covenants set forth herein, and other valuable consideration acknowledged,

     MUTUALLY AGREED as follows:

     1. Recitals. The foregoing recitals are true and correct as applicable to the respective parties, and the same are incorporated herein as a material part hereof.

     2. Merger. This Addendum and said Distribution, Marketing and Licensing Agreement are hereby merged and shall be deemed to be one document; in the event of conflict between the provisions of said Agreement and those of this Addendum, this Addendum shall be controlling.

     3. Effective Date. The effective date of said Distribution,
Marketing and Licensing Agreement shall for all purposes be considered to be November 17, 1998.

     4. Security Agreement. The effective date of said Security
Agreement, executed as provided in said Agreement, shall for all purposes be deemed to be November 17, 1998, rather than November
11, 1998.

     5. Delays. Paragraph 10 of said Distribution, Marketing and
Licensing Agreement is hereby amended by adding to the end of said Paragraph 10 the following provision:

     "Frankum shall not be deemed to be in default under this Agreement where Frankum's delays or inability to perform is occasioned by strikes, boycotts, lockouts, shortages, Acts of God, Governmental regulations, or other occurrences beyond the control of Frankum, except in regard to all matter of payment pursuant to this Agreement".

     6. Agreement Effective. Except as modified by this Addendum, said Distribution, Marketing and Licensing Agreement, and
Security Agreement shall remain in full force and effect in all respects, and the parties remain fully bound thereby.

     IN WITNESS WHEREOF, the parties have executed this Addendum effective the 24th day of November, 1998.

WITNESSES:

/s/                           /s/John Frankum

                              Cluster Technology Corp. and its
                              subsidiaries, Universal Pain
                              Technology, Inc., Universal Pain
                              Clinics, Inc., and Professional
                              Distribution Systems, Inc.

/s/                           /s/ Carlos Becerra, Director

/s/                           /s/ David Williams, Director

                       SECURITY AGREEMENT

     CLUSTER TECHNOLOGY CORP., a Delaware corporation, and its wholly owned subsidiaries, UNIVERSAL PAIN TECHNOLOGY, Inc., a Florida corporation; UNIVERSAL PAIN CLINICS, INC., a Florida corporation; and PROFESSIONAL DISTRIBUTION SYSTEMS, INC., jointly and severally, whose addresses are 250 International Parkway, Suite 200, Heathrow, Florida 32746, referred to herein jointly and severally as the "Obligor" and JOHN FRANKUM whose address is 1287 Glencrest Drive, Heathrow, Florida 32746, referred to herein as the "Secured Party", do hereby agree effective the 11th day of November, 1998, as follows:

     1. Security Interest. Obligor, and each of them, hereby grants to Secured Party a continuing and unconditional security interest (the "Security Interest") in the following (all of which is collectively referred herein as the "Collateral"):

     Any and all proprietary interest, contracts creating proprietary interests, licenses and/or rights in and to the Shealy Pain Program, the Shealy DRS System, the Shealy PCU Unit, or any additions, replacements, accessions, improvements, extensions, or substitutions thereto, including, without limitation, intellectual property related to the same, copyrights, trademarks, patents, technology, working drawings and specifications, test reports, research, advertising materials, franchise rights, and all related assets, whether now existing, later developed or later acquired.

     2. Indebtedness Secured. This Agreement and the Security Interest shall secure the performance of all obligations, of Obligor pursuant to that certain Distribution, Marketing and Licensing Agreement (hereinafter the "DML Agreement") by and between Obligor and Secured Party, dated effective November 11, 1998.

     3. Warranties of Obligor. The Obligor and each of them, wan-ants, and so long as this Agreement remains in force, shall be deemed continuously to warrant as follows:

     (a) Obligor has no knowledge of any liens or encumbrances which could attach the collateral, except for the security interest created hereby;

     (b) Obligor has full power and authority to enter into this agreement and any person signing it on behalf of Obligor does so with obligor's full authority;

     (c) Information which the obligor has supplied or hereafter supplies to the Secured Party is true and correct.

     (d)  Cluster Technology Corp. is a lawfully established
Delaware corporation in good standing, and all of its wholly owned subsidiaries are corporations in good standing in the State of their respective incorporation.

     4. Covenants of Obligor. For so long as this Agreement is in force, and the Obligor's obligations pursuant to the DML
Agreement remain in force, Obligor and each of them, does covenant with the Secured Party as follows:
     (a) Obligor will defend the Collateral against the claims of all other persons;

     (b) Obligor will keep the Collateral free from all other liens and encumbrances which are superior in priority to that of the Secured Party.

     (c) Obligor will not sell, transfer, lease or otherwise dispose of the Collateral or any interest therein, unless said sale, transfer, lease or other transfer is subject to the terms and provisions of this Security Agreement and the DML Agreement.

     (d) Obligor will keep the Collateral in force and in good standing with all governing authorities;

     (e) Obligor will not use the Collateral in violation of any provision of this Agreement any insurance policy affecting the Collateral, or any applicable law or regulation;

     (f) Obligor will permit the Secured Party or its agents to inspect the Collateral and the premises in which it is used, at all reasonable times and in any reasonable manner;

     (g) Obligor will execute and deliver the Secured Party any financing statements or other documents reasonably requested by Secured Party if Obligor defaults on payments when due;

     (h) Obligor will pay all taxes, and other charges of every nature which may be levied or assessed against the Collateral, before any interest or penalties accrue;

     (i) Obligor will do all things necessary to keep the Collateral operational and to maintain this Security Agreement;

     (j) Obligor will maintain adequate broad-form casualty insurance on the insurable Collateral and shall deliver certified copies of required insurance policies to the Secured Party;

     (k) Obligor will pay its obligations to secured party promptly when due. Obligor will also repay to secured party immediately and without demand, all of the expenses incurred by secured party, including reasonable attorney's fees and legal expenses, which the secured party incurs under this agreement, together with interest at the highest legal rate from the date of expenditure, including all appellate proceedings.

     5. Default. Any of the following shall constitute an event of default ("Default"):

     (a) the failure to perform any obligation of Obligor under the DML Agreement referenced above, or this Security Agreement;

     (b) the filing by or against the Obligor or any of them, of a petition in bankruptcy;

     (c) any attachment or levy against the Collateral or any other occurrence which inhibits the Secured Party's free access to the Collateral or jeopardizes the Secured Party's interest in the Collateral;

     6. Rights of Secured RM. The nature of the Collateral is such that delays in asserting the rights of the Secured Party in the event of Default may seriously impair the value of the Collateral. Therefore, to the maximum extent permitted by law, as may be liberally construed, Obligor does hereby grant to Secured Party the following rights:

     (a) Secured Party may file any financing statement or other document relating to the Collateral which the Secured Party deems appropriate, without Obligor's signature thereon;

     (b) Obligor hereby appoints the Secured Party as Obligor's attorney-in-fact to execute such documents and to perform all other acts which the Secured Party deems appropriate to perfect and to continue perfection of the Security Interest and to do any act which the obligor is obligated to do under this agreement and to exercise rights under this agreement which the obligor is entitled to exercise;

     (c) Upon any Default the Secured Party may (but shall not be obligated to) perform any duty of Obligor hereunder, and Obligor shall immediately reimburse the Secured Party upon demand for any expenses incurred by the Secured Party thereby;

     (d) Secured Party may declare any part of the Indebtedness to be due immediately, without notice, upon the happening of any Default;

     (e) Upon the happening of any Default, the Secured Party's rights with respect to the Collateral shall be those of a Secured
Party under the Uniform Commercial Code and/or any other applicable law of the United States or the State of Florida; and,

     (f) The Secured Party may assign any or all of its rights or interests under the DML Agreement or this Security Agreement with the approval of the Obligor, which shall not bv unreasonably withheld..

     7. Notice. Any notice hereunder shall be sufficient if mailed by or certified mail (return receipt requested) or hand-delivered to Obligor or Creditor at either of the addresses set forth above.

     8. Costs. Obligor shall pay all costs and expenses incurred by Secured Party in enforcing this Agreement, including
(but not limited to) reasonable attorney fees, whether suit is brought or not and whether incurred in connection with collection, trial, appeal or otherwise.

     9. Repossession. Obligor hereby expressly grants to Secured Party the right to physically repossess the Collateral, by any reasonable means.

     10. Waiver of Notice and Hearing. If any default by Obligor hereunder is not cured within One Hundred and Eighty (180) days after receipt of written notice thereof, Obligor hereby waives any other or further rights Obligor may have to notice and a hearing before possession of Collateral, or any part thereof, is sought by the Secured Party whether by self-help replevin, attachment, foreclosure, or otherwise.

     11.  Miscellaneous Provisions:

     (a) No delay or omission by the Secured Party in exercising any right hereunder shall operate as a waiver of that or any other right.

     (b) The terms "Secured Party" and "Obligor" as used in this Agreement shall include the heirs, personal representatives, and successors or assigns (if permitted) of those parties.

     (c) This Agreement may not be modified or amended except in writing signed by the Obligor and by the Secured Party.

     (d) This Agreement shall be construed under the laws of the State of Florida. Venue shall be in Seminole County, Florida.

     (e) This Security Agreement is a continuing Agreement which shall remain in force until all obligations of Obligors pursuant to the DML Agreement referenced above have been performed.

     (f) No party to this agreement shall be discharged by any extension of time, additional advances and notes, renewals and extensions of the taking of further security, releasing security, extinguishment of the security interest as to all or any party of the Collateral, or any other act except a release or discharge of the secured interest upon the full payment of the obligations secured by this agreement including charges, expenses, fees, costs and interest.

     (g) Any failure by the Secured Party to exercise any right set forth in this agreement shall not constitute a waiver thereof. Nothing in this agreement or in the obligations secured by it shall preclude any other remedy by action or otherwise for the enforcement of this agreement or the payment in full of the obligations secured by it.

     OBLIGORS:                               WITNESSES:
CLUSTER TECHNOLOGY CORP.
and its subsidiaries, Universal Pain Technology, Universal Pain Clinics, Inc., and Professional
Distribution Systems, Inc.

/s/ Carlos Becerra, Director                      /s/ Ramsey W. Dulin

/s/ David Williams, Director

     "SECURED PARTY"                         WITNESSES:

/s/ John Frankum                             /s/ Ramsey W. Dulin